UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2020

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

82 Richmond Street East, Toronto, Ontario, Canada	M5C 1P1
(Address of principal executive offices)	(Zip Code)

401 Bay Street, Suite 2702 Toronto, Ontario, Canada	M5H 2Y4
(Former address if changed since last report)	(Zip Code)

Registrant’s telephone number, including area code 888-749-4916

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

On January 31, 2020, The Registrant issued the following news release:

January 31, 2020 – Bunker Hill Mining Corporation (the “Company”) (CSE:BNKR) wishes to announce a non-brokered equity financing consisting of an offering of common shares of the Company (“Common Shares”) at C$0.56 per Common Share for gross proceeds of C$4,000,000, subject to the Company’s overallotment option at its discretion (the “Offering”).

The net proceeds from the Offering shall be primarily for a channel sampling and diamond core drilling program to verify historic resources in the Quill, Newgard and UTZ zones which were tabulated in 1991. These targets are in the upper and de-watered levels of the mine, accessed by either the Kellogg or Russell tunnels. The program is to commence on February 17, 2020.

Additional funds will be used for lease payments, water treatment payments, and other obligations required to keep the Company’s option interest in the Bunker Hill Mine in good standing. Funds in excess of the above requirements will be used for general corporate and working capital purposes.

The Company has also been continuing its critical maintenance program. This has included repairs to 80 feet of timbering in No. 2 Shaft, and the replacement of the submersible pump at the bottom of that shaft. These efforts were undertaken to ensure compliance with EPA requirements for water management within the mine.

The Offering will be subject to receipt of all necessary regulatory approvals. The securities issued in connection with the Offering will be subject to a customary four month and a day hold period in accordance with applicable Canadian securities laws and to a concurrent six month hold period in accordance with applicable U.S. securities laws.

This news release does not constitute an offer of securities for sale in the United States. The securities being offered have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and such securities may not be offered or sold within the United States absent U.S. registration or an applicable exemption from U.S. registration requirements.

Mr. Scott E. Wilson, CPG, President of Resource Development Associates Inc. and a consultant to the Company, is an Independent “Qualified Person” as defined by NI 43-101 and is acting at the Qualified Person for the Company. He has reviewed and approved the technical information summarized in this news release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bunker Hill Mining Corp.

/s/ JOHN RYAN
John Ryan
CEO, Principal Executive Officer

Date: February 7, 2020